Exhibit 10.5

First Amendment To

Credit Agreement (Canadian)

     This First Amendment to Credit Agreement (Canadian) (this “Amendment”) is dated as of October 21, 2004 by and among Loyalty Management Group Canada Inc. (the “Borrower”), the Guarantors party hereto, the Banks party hereto, Bank of Montreal, as Letter of Credit Issuer and Harris Trust and Savings Bank, as Administrative Agent;

W I T N E S S E T H:

     Whereas, the Borrower, the Guarantors, the Banks, and the Administrative Agent have heretofore executed and delivered a Credit Agreement (Canadian) dated as of April 10, 2003 (the “Credit Agreement”); and

     Whereas, the Borrower, the Guarantors, the Banks and the Administrative Agent desire to amend the Credit Agreement to (i) increase the aggregate amount to which the Commitments may be increased pursuant to Section 2.15 of the Credit Agreement, (ii) reduce the Commitments of the Banks by $50,000,000 and (iii) and to make certain other amendments to the Credit Agreement as set forth herein;

     Now, Therefore, for good and valuable consideration the receipt of which is hereby acknowledged, the Borrower, the Guarantors, the Banks and the Administrative Agent hereby agree as follows:

     1. Section 2.15 of the Credit Agreement is hereby amended by deleting the amount “$450,000,000” appearing in the eleventh line thereof and inserting in its place the amount “$500,000,000.”

     2. The Borrower, the Guarantors and the Banks hereby agree that from and after the Effective Time the Total Commitments of the Banks shall be reduced by $50,000,000, with Congress Financial Corporation (Canada) and JPMorgan Chase Bank, Toronto Branch (each a “Withdrawing Bank”) reducing their respective Commitments to $0. Accordingly, the Commitments of the Banks set forth on Schedule I to the Credit Agreement are hereby amended in their entirety and as so amended shall be as set forth on Schedule I to this Amendment. Subject to satisfaction of the conditions precedent contained in paragraph 3 hereof, each Withdrawing Bank shall cease to be a party to the Credit Agreement from and after the Effective Time. From and after the Effective Time, each Withdrawing Bank shall relinquish its rights and be released from its obligations under the Credit Agreement. Notwithstanding the foregoing, the obligations of the Borrower and the Guarantors to each Withdrawing Bank contained in the Credit Agreement which by the terms of the Credit Agreement survive the termination of the Credit Agreement shall survive the occurrence of the Effective Time, but only as they relate to the period when such Withdrawing Bank was, or to such former status as, a Bank under the Credit Agreement.

     3. This Amendment shall become effective as of the opening of business on October 21, 2004 (the “Effective Time”) subject to the conditions precedent that on or before such date:

     (a) the Administrative Agent shall have received counterparts hereof executed by the Borrower, the Guarantors and the Required Banks;

     (b) the Administrative Agent shall have received certified copies of resolutions of the boards of directors of the Borrower and the Guarantors authorizing the execution and delivery of this Amendment, indicating the authorized signers of this Amendment and the specimen signatures of such signers; and

     (c) the aggregate outstanding Original Dollar Amount of the Revolving Loans and the U.S. Dollar Equivalent of the Swing Loans and Letter of Credit Outstandings shall be less than the Total Commitments as reduced by this Agreement.

     4.1. To induce the Administrative Agent and the Banks to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Banks that: (a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date hereof with the same effect as though made on the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); (b) no Default or Event of Default exists; (c) this Amendment has been duly authorized by all necessary corporate proceedings and duly executed and delivered by the Borrower and the Credit Agreement, as amended by this Amendment, is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity; and (d) no consent, approval, authorization, order, registration or qualification with any governmental authority is required for, and the absence of which would adversely affect, the legal and valid execution and delivery or performance by the Borrower of this Amendment or the performance by the Borrower of the Credit Agreement, as amended by this Amendment.

     4.2. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

     4.3. Except as specifically provided above, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Administrative Agent or any Bank under the Credit Agreement or any Note, nor constitute a waiver or modification of any provision of any of the Credit Agreement or any Note.

     4.4. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of Illinois.

     In Witness Whereof, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

Loyalty Management Group Canada Inc., as Borrower

By	/s/ Robert P Armiak

Name Robert P Armiak, CCM
Title Sr. Vice President, Treasurer

Alliance Data Systems Corporation, as a Guarantor

By	/s/ Robert P Armiak

Name Robert P Armiak, CCM
Title Sr. Vice President, Treasurer

ADS Alliance Data Systems, Inc., as a Guarantor

By	/s/ Robert P Armiak

Name Robert P Armiak, CCM
Title Sr. Vice President, Treasurer

[Canadian]

Harris Trust and Savings Bank, as Administrative Agent

By	/s/ Peter Stack

Name Peter Stack
Title VP

[Canadian]

Bank of Montreal, individually and as Letter of Credit Issuer

By	/s/ BEN CIALLELLA

	Name	Ben Ciallella

Title

[Canadian]

Bank One, N.A.

By	/s/ Michael M. Tolentino

Name Michael M. Tolentino
Title Director

[Canadian]

Canadian Imperial Bank of Commerce

By	/s/ Gerald Girardi

Name Gerald Girardi
Title Executive Director CIBC world Markets Corp., as agent

By

Name

Title

[Canadian]

Congress Financial Corporation (Canada), as a Withdrawing Bank

By	/s/ Carmela Massari

Name Carmela Massari
Title VP Loan Officer

[Canadian]

JPMorgan Chase Bank, Toronto Branch, as a Withdrawing Bank

By	/s/ Drew McDonald

Name Drew McDonald
Title Vice President

[Canadian]

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